As filed with the Securities and Exchange Commission on June 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma	73118
(Address of Principal Executive Offices)	(Zip Code)

Chesapeake Energy Corporation 2014 Long Term Incentive Plan

(Full title of the plan)

James R. Webb Executive Vice President-General Counsel and Corporate Secretary 6100 North Western Avenue Oklahoma City, Oklahoma 73118	Copies to: Connie S. Stamets, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202-2711
(Name and address of agent for service)

(405) 848-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	36,600,000	$30.43 (2)	$1,113,738,000 (2)	$143,449 (2)

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Chesapeake Energy Corporation 2014 Long Term Incentive Plan.
(2)	Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and the low prices of Chesapeake Energy Corporation’s common stock on June 17, 2014, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering 36,600,000 shares of common stock of Chesapeake Energy Corporation (the “Company” or “Chesapeake”) to be issued pursuant to the Chesapeake Energy Corporation 2014 Long Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information concerning the plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by the Company are incorporated in this registration statement by reference and shall be deemed to be a part hereof:

•	The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2013;

•	The Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014 filed on May 7, 2014;

•	The Company’s current reports on Form 8-K filed on February 28, 2014, March 11, 2014, April 14, 2014, April 29, 2014, May 12, 2014, June 9, 2014, June 13, 2014, June 19, 2014 and June 23, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K); and

•	The description of the Company’s common stock contained in the registration statement on Form 8-B (SEC File No. 001-13726) filed on December 12, 1996, including the amendment to such description filed on Form 8-K on June 23, 2014, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment to this registration statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

(1) Section 1031 of the Oklahoma General Corporation Act, under which Chesapeake is incorporated, permits, and in some circumstances requires, Chesapeake to indemnify its directors and officers. Article VIII of the Certificate of Incorporation of Chesapeake and Article VI of the Bylaws of Chesapeake provide for indemnification of directors and officers under certain circumstances. As permitted by the Oklahoma General Corporation Act and Chesapeake’s Certificate of Incorporation and Bylaws, Chesapeake also maintains insurance on behalf of its directors and officers against liability arising out of their status as such. The foregoing indemnity provisions, together with director and officer insurance and Chesapeake’s indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Chesapeake’s Certificate of Incorporation and Bylaws provide for indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, and with respect to any criminal action or proceeding, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. Chesapeake’s Certificate of Incorporation and Bylaws also provide for indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged to be liable to Chesapeake, unless and only to the extent that the court in which such action or suit was decided has determined, despite the adjudication of liability, that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

(3) Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee, subject to certain exceptions, any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number		Document Description

5.1	—	Opinion of Bracewell & Giuliani LLP as to the legality of securities*

10.1	—	Chesapeake Energy Corporation 2014 Long Term Incentive Plan (included as Exhibit F to the Company’s proxy statement filed with the SEC on April 30, 2014 and incorporated herein by reference)

23.1	—	Consent of PricewaterhouseCoopers LLP*

23.2	—	Consent of PetroTechnical Services, Division of Schlumberger Technology Corporation*

23.3	—	Consent of Ryder Scott Company, L.P.*

23.4	—	Consent of Bracewell & Giuliani, LLP (contained in Exhibit 5.1)*

24	—	Powers of Attorney (included on the signature page hereto)*

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 23, 2014.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Robert D. Lawler
Robert D. Lawler
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert D. Lawler and James R. Webb, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of the Company, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 23, 2014.

SIGNATURE	TITLE

/s/ Robert D. Lawler	Chief Executive Officer and Director (Principal Executive Officer)
Robert D. Lawler

/s/ Domenic J. Dell’Osso, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Domenic J. Dell’Osso, Jr.

/s/ Michael A. Johnson	Senior Vice President - Accounting,
Michael A. Johnson	Controller and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Archie W. Dunham	Chairman of the Board
Archie W. Dunham

/s/ Vincent J. Intrieri	Director
Vincent J. Intrieri

/s/ John J. Lipinski	Director
John J. Lipinski

/s/ R. Brad Martin	Director
R. Brad Martin

/s/ Merrill A. Miller, Jr.	Director
Merrill A. Miller, Jr.

/s/ Frederic M. Poses	Director
Frederic M. Poses

/s/ Louis A. Raspino	Director
Louis A. Raspino

/s/ Thomas L. Ryan	Director
Thomas L. Ryan

EXHIBIT INDEX

Exhibit Number		Document Description

5.1	—	Opinion of Bracewell & Giuliani, LLP as to the legality of securities*

10.1	—	Chesapeake Energy Corporation 2014 Long Term Incentive Plan (included as Exhibit F to the Company’s proxy statement filed with the SEC on April 30, 2014 and incorporated herein by reference)

23.1	—	Consent of PricewaterhouseCoopers LLP*

23.2	—	Consent of PetroTechnical Services, Division of Schlumberger Technology Corporation*

23.3	—	Consent of Ryder Scott Company, L.P.*

23.4	—	Consent of Bracewell & Giuliani, LLP (contained in Exhibit 5.1)*

24	—	Powers of Attorney (included on the signature page hereto)*

*	Filed herewith.